

hims & hers

Q4 + FY 2023

Shareholder Letter

Feeling good in your body & mind transforms how you show up in life.



That's why we're on a mission to help the world feel great through the power of better health.

Key Financial Highlights

	Q4 2023	FY 2023
Revenue	$246.6M 47% YoY	$872.0M 65% YoY
Net Income (Loss)	$1.2M $(10.9)M Q4 2022	$(23.5)M $(65.7)M FY 2022
Adj. EBITDA*	$20.6M $3.9M Q4 2022	$49.5M $(15.8)M FY 2022
Operating Cash Flow	$22.0M $(6.7)M Q4 2022	$73.5M $(26.5)M FY 2022
Free Cash Flow*	$10.8M $(9.3)M Q4 2022	$47.0M $(33.8)M FY 2022
Subscribers[1] (End of Period)	1.5M 48% YoY	1.5M 48% YoY
Monthly Online Revenue per Avg. Subscriber[1]	$53 (4)% YoY	$54 2% YoY

* This is a non-GAAP financial measure. Please refer to pages 24 - 27 for definitions and reconciliations to the corresponding U.S. GAAP financial measure. (1) Refer to page 16 for definitions for subscribers and monthly online revenue per average subscriber.

Q4 2023 Letter to Our Shareholders

Today, we are pleased to deliver our 2023 fourth quarter and full-year results via our first shareholder letter, which is designed to provide our investor and analyst community with comprehensive and convenient quarterly updates. We value this community tremendously and are excited to share our accomplishments, progress and plan for 2024.

Personalization Across a Core Set of Specialties is Driving Incredible Results

2023 was a successful and transformative year for Hims & Hers. It is gratifying and energizing to see the progress we are making against our mission to help the world feel great through the power of better health. We are advancing this mission by delivering high-quality personalized solutions across a core set of specialities.

As we build on our leadership position within personalized health and wellness, we continue to see substantial demand from our customers for treatments and care that cater to their individual and specific needs. At year end, 30% of our subscribers were opting for a personalized product and we are seeing consistent increases in demand as we bring these new solutions to market on our platform. Importantly, we are continuing to innovate across our specialties, building treatments and solutions for every condition we serve that are personalized, accessible and powered by our pharmacy capabilities.



Share of Total Subscribers Opting for a Personalized Product
Total subscribers, at FYE ('000)
% of subscribers using a personalized product, at FYE
554
1,040
1,537
<15%
2021 - 2022
30%
2023
2021
2022
2023

Today, this model serves five core specialties; Sexual Health, Men's and Women's Dermatology, Mental Health, and Weight Loss, which we were excited to launch during the fourth quarter.

Our longest tenured specialties, sexual health and men's dermatology, have grown tremendously over the past few years. Simply improving access to these solutions and building awareness have been key unlocks to the initial phases of growth. In 2023, we were encouraged to see many of our personalized product launches serve as an accelerant to those trends.

In our newer specialties, where personalization is more prevalent among the subscriber base, these trends have been even stronger. Hers Dermatology subscribers are opting for a personalized solution more than 75% of the time, while subscribers to the new weight loss offering are essentially all utilizing a personalized option. In 2023, the ability to provide access, drive awareness, and offer a personalized solution, allowed us to scale these new specialties at an incredible pace. As this continues, we expect each of these specialities to deliver over $100 million in revenue in 2025.

There is Significant Opportunity in Each of our Specialty Markets

We serve these specialties for a reason. It is estimated there are over 100 million individuals impacted by these conditions in the US today. Each represents a subset of the healthcare industry that has been relatively underserved to date, as indicated by the massive disconnect between individuals suffering from these conditions and those seeking a solution. We've found the reasons for that disconnect vary across conditions and demographics. Early on, we found success through building a trusted brand that increased awareness and destigmatized conditions for many of these individuals. As we've grown, it has become evident that limited awareness or an insecurity surrounding a certain condition aren't the only barriers preventing individuals from seeking treatment. A meaningful subset of individuals require unique and harder to access form factors. Others may require dosage levels not currently found in the market that balance side effect profile with efficacy. Lastly, there is a sizable population of individuals that desire high quality care, but for whom cost is a barrier. It's clear that as we develop solutions to these issues, our market penetration expands accordingly. Through an intense focus on understanding our customers and striving to provide a solution that is tailored specifically for them, we see an opportunity to drive double digit penetration in each of our specialties over time, translating to tens of millions of subscribers on our platform.


Sexual Health
80M
est. US population
ED
PE
Cardio
Birth Control
STDs
Libido
Testosterone
Prostate
Menopause
Fertility
Dermatology
80M
est. US population
Hair Loss
Acne
Aging
Rosacea
Eczema
Mental Health
100M
est. US population
Anxiety
Depression
PTSD
Insomnia
Substance Abuse
Weight Loss
100M
est. US population
Metabolic Disorders
Insulin Resistance
Appetite Control
Digestion
Diabetes

Note: See page 28 for sources

2023 Product Launch Highlights


Hair Blends by Hers


Sex Rx + Heart Support by Hims


hims
Hair Hybrids by Hims


Weight Loss by Hims & Hers

The products we launched in 2023 across these specialties exemplify our desire to become experts not just on the condition itself but on the different types of individuals seeking help. With over 1.5M subscribers at year end, the extent to which we can synthesize feedback and leverage the expertise of our clinical excellence teams to develop solutions that cater to each individual's unique needs and preferences, underpins our model and is powering our growth.

That differentiated offering is made more powerful by our understanding of how and where each customer prefers to have a conversation about their health. Nuances across age, income or location can all influence how we choose to begin that conversation. Years of work utilizing different media channels across our specialties has allowed us to refine this approach. This personalized end-to-end experience is the driving force behind our model. Our underlying technology platform, coupled with an expanding set of provider tools, enable this type of personalization at significant scale. Solutions like MedMatch by Hims & Hers, which we discussed at length last quarter, are a great example of this.

We believe our approach enables almost every household in the nation to access a level of personalized care that has historically only been available to the wealthiest subset of the population. In just the last year, we've launched Hair Hybrids and Blends in Hims & Hers Hair, our first multi-action treatment with Heart Health, and a first of its kind tailored solution in Weight Loss. These innovative, and comprehensive solutions are made possible by that foundational infrastructure and insight.

Ability to Break Down Barriers to Treatment Places us in Leadership Position

We are able to further strengthen our value proposition by bringing these types of products to market at incredibly accessible price points. After years of investment and hard work by teams across the organization, we now have the capabilities to fulfill nearly all orders through our affiliated pharmacies. This dramatically improves the value we can offer customers while maintaining, and even expanding, the margin profile of our business. In fact, we saw this materialize in the second half of 2023 following the strategic pricing actions we took in the second quarter.

The growth and share gains we have seen over the past few years are a direct result of this improving value proposition. As shown in the chart below, the share of customers seeking telehealth solutions on our platform has expanded dramatically relative to other providers in the space. Our leadership position and the size of the opportunity at hand, affirms our view that our ability to continue to scale will be a function of how effectively we continuously remove barriers that prevent large segments of the population from seeking treatment, as opposed to the actions of any individual competitor in the space.

Share of Observed Total Customers Between Primary Telehealth Providers


Hims & Hers Health Inc.
BetterHelp
Curology
Thirty Madison, Inc.
RomanHealth
21%
10%
43%
12%
14%
20%
11%
32%
15%
22%
18%
10%
21%
16%
35%
12%
7%
17%
14%
49%
2020
2021
2022
2023

Share of New Observed Customers Between Primary Telehealth Providers


Hims & Hers Health Inc.
BetterHelp
Curology
Thirty Madison, Inc.
RomanHealth
19%
12%
41%
16%
13%
18%
11%
26%
20%
24%
16%
8%
13%
21%
41%
9%
4%
14%
19%
54%
2020
2021
2022
2023

Source: Bloomberg Second Measure LLC.
Disclaimer: Bloomberg Second Measure LLC ("BSM LLC") is a wholly owned subsidiary of Bloomberg L.P. BSM LLC receives de-identified consumer transaction data under license agreements with data providers, which BSM LLC then normalizes and aggregates to create analytics. BSM LLC delivers to subscribers revenue and transaction analytics and insights on thousands of public and private equities. These analytics are derived from consumer transaction data (i.e., credit and debit card transactions) solely from US credit card and debit cards and bank accounts. BSM LLC also uses United States census data. BSM LLC data analytics draw from a sample of credit and debit card purchases made by U.S. consumers. Observed sales data may vary from actual company reported sales data. For each company, the predictive accuracy of BSM LLC's estimates will typically vary over time. BSM LLC does not guarantee accuracy levels, trends or correlations will recur for any company in the future.
Note: Represents market share across Sexual Health, Dermatology and Mental Health; Weight Loss not included in market share

Disciplined Approach to Capital Deployment Enables us to Confidently Scale

As we have built out this platform, we have also remained highly disciplined in how we allocate capital across the business. The primary focus from a profitability standpoint has always been to optimize free cash flow and build a model that can fund itself. Key to this strategy has been our ability to maintain a payback period of less than one year on all marketing investments. This approach enabled us to drive significant growth and profitability in a short period of time and deliver our first quarter of positive net income in the fourth quarter of 2023. While this is an exceptional milestone, we view this as merely a starting point for long-term profitability.


Q1 '19 Cohort
$1
($12)
$4
$6
$8
Cumulative Online Gross Profit
Paid Marketing Expense[2]
Q1 '19
Q2 '19
Q3 '19
Q4 '19
<1yr
less than one year payback period[1]
(inline with our capital allocation framework)
Q1 '23 Cohort
$47
($84)
$77
$102
$122
Cumulative Online Gross Profit
Paid Marketing Expense[2]
Q1 '23
Q2 '23
Q3 '23
Q4 '23

Our Priorities for 2024

We expect to see continued progress on this front in 2024 as we execute across three key priorities:

- **Evolve personalized solutions in longer tenured specialties & expand offerings in younger specialties like Mental Health and Weight Loss.** The number of personalized SKUs available on our platform more than doubled in 2023. We expect that to increase significantly again in 2024, along with the share of subscribers opting for a personalized solution.
- **Drive increasing access to high quality care, fueled by our operational efficiencies.** This year demonstrated that placing products at increasingly accessible price points not only enables us to capture share, but also unlocks new market opportunities. Ongoing efficiency gains give us the opportunity to remain proactive in this regard.
- **Leverage our technology assets to help more individuals find better outcomes.** As we expand our subscriber base, the value of our underlying technology continues to increase. Our goal is to always drive a better outcome for each individual customer on the platform. By digesting the feedback and insights from each new cohort, we believe we can improve every aspect of the end-to-end experience of Hims and Hers in ways that can drive retention that lasts for decades.

(1) Payback period defined as the time it takes quarterly cumulative online gross profit generated by Hims & Her online customers to exceed the quarterly customer acquisition cost to acquire those customers. Cumulative online gross profit represents total online revenue less costs directly attributable to the products shipped and services rendered, including product costs, packaging materials, shipping costs, and labor costs directly related to revenue generating activities; (2) Paid marketing expenses (also referred to as customer acquisition expenses in our most recently filed Annual Report on form 10-K and our most recently filed Quarterly Report on Form 10-Q) represent total advertising and media costs associated with our efforts to acquire new customer, promote our brands and build awareness for our products and services, Paid marketing expenses include advertising in digital media, social media, television, radio, out-of-home media and various other media outlets.

2024 Outlook

($ millions)	Q1 2024	FY 2024
Revenue	**$267 - $272**	**$1,170 - $1,200**
YoY growth	40% - 43%	34% - 38%
Adj. EBITDA[1]	**$22 - $27**	**$100 - $120**
Adj. EBITDA margin[1]	8% - 10%	9% - 10%

2024 Underlying Themes

1. 85%+ long-term retention[2]
2. Expanding portfolio of personalized offerings
3. Strong unit economics with payback period[3] < 1 year
4. Evolving model drives inherent marketing efficiencies

We believe execution across these priorities will drive significant momentum in 2024, resulting in the expected attainment of our 2025 Adjusted EBITDA target of $100 million one year early, and giving us direct line of sight to our 2025 revenue target of $1.2 billion. Specifically, in 2024 we expect to achieve $1.17-1.20 billion in revenue and $100-$120 million in Adjusted EBITDA. This solid trajectory is also expected to result in our first full year of positive net income.

Our belief is that expansion of our footprint across each of our specialties, which we estimate impact over 100 million individuals across the country, can yield tens of millions of subscribers on our platform. Breaking down barriers for these individuals will remain the core tenet of our business for the foreseeable future.

Maintaining a disciplined approach alongside that pursuit has resulted in significant margin expansion in recent years and we are looking forward to seeing that trend continue. In 2023, we increased our net loss as a percentage of revenue by nearly 10 points and Adjusted EBITDA margins by nearly 9 points year-over-year. Our 2024 guidance implies at least another 2 points of Adjusted EBITDA margin gains.

As we consider this progress against our long-term Adjusted EBITDA margin targets of 20-30%, we see opportunity to reach the low-to-mid teens by 2027. We are thrilled by this trajectory and believe it puts us on a path to achieve our long-term targets by the end of the decade.

Long-term profitability targets

Long-term Adjusted EBITDA margin[1]

20–30%

Gross margin in the

Mid 70's

Expected margin improved areas

1. **Leverage on G&A Expense**
   Benefits from scaling platform and efficiency
2. **Operations and Support**
   Increased operational efficiency from economics of scale, automation, and opportunistic investment
3. **Marketing Efficiency**
   Leverage on investment in brand development and continued seasoning of customer base

Note: 2024 financial targets are provided as of the Hims & Hers Health, Inc. earnings release dated February 26, 2024. (1) This is a non-GAAP financial measure. Please refer to pages 24 - 27 for definitions. We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See "Non-GAAP Financial Measures" for additional important information regarding Adjusted EBITDA. (2) Online revenue retention from subscriptions with a tenure of at least 2 years. (3) Payback period defined as the time it takes quarterly cumulative online gross profit generated by Hims & Hers online customers to exceed the quarterly customer acquisition costs to acquire those customers. Online gross profit represents total online revenue less costs directly attributable to the products shipped and services rendered, including product costs, packaging materials, shipping costs, and labor costs directly related to revenue generating activities.

A significant portion of these gains are expected to come from increased marketing leverage, which we believe will be the result of three key factors:

- **A greater share of our spend is becoming more semi-fixed in nature.** We meaningfully scaled investment in broad-based brand spend in recent years to drive awareness of our brand among users earlier in their lifecycle journey. As that starts to hit maturity in 2024, we are confident in our ability to get greater leverage on this spend.

- **The proliferation of high quality personalized solutions will have positive impacts on conversion and retention.** We have seen early signs of success that offering personalized solutions enables us to better convert users, as well as increase their longevity on the platform. This is especially true when they are placed at attractive price points. As these solutions continue to evolve, our expectation is that we will see further gains in both conversion and retention.

- **There is inherent leverage in our recurring model.** The majority of our marketing spend goes toward the acquisition of new users. As our user base matures and the average tenure increases, our expectation is that we will experience the inherent leverage associated with that model.

Since we founded Hims & Hers more than six years ago, our mission has been bold – to make the world feel great through the power of better health. Developing the technology, operations, clinical excellence, and brand to achieve this goal of transforming health and wellness requires a long-term approach and an operational mindset. Through the unparalleled experience and expertise of our team, we have built a platform that offers personalized solutions through a holistic and seamless customer experience at compelling price points. We are proud of how we're serving our customers and look forward to bringing this incredible experience to an expanding group of consumers in 2024.


Sheet-Pan
Steak Fajitas







Andrew Dudum
CEO and Co-Founder

Financials

Subscriber and Revenue Growth

Subscribers[1]



EOQ single-30 day subscribers ('000)
EOQ multi-30 day subscribers ('000)
646
205
441
748
237
511
916
269
647
1,040
285
755
1,209
302
907
1,300
291
1009
1,426
293
1133
1,537
295
1242
48%
Q4 '23 YoY
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3 '23
Q4 '23

Revenue



Monthly online rev. per avg. subscriber[1]
Online revenue ($ millions)
Wholesale revenue ($ millions)
$52
$51
$56
$55
$55
$53
$54
$53
$101
$7
$94
$114
$6
$107
$145
$5
$140
$167
$6
$161
$191
$7
$184
$208
$7
$201
$227
$7
$220
$247
$9
$237
47%
Q4 '23 YoY
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3 '23
Q4 '23

We continued to see incredibly strong top-line trends through 2023, primarily driven by our ability to expand our subscriber base. In the fourth quarter, total subscribers reached a record high of 1.5 million, growing 48% year-over-year. As you can see below, growth has been evenly distributed across new and existing customers, giving us confidence both in our ability to bring new users to the platform and find solutions that work for them over the long-term.

In the fourth quarter, revenue grew 47% year-over-year to $246.6 million. In 2023, revenue grew 65% year-over-year to $872.0 million, driven primarily by growth in online revenue as a result of the increase in subscribers. Online revenue grew 68% in 2023 to $842.4 million. We also saw Wholesale revenue increase 21% year-over-year to 29.6 million.

New vs Repeat Revenue



New customer online revenue[2] ($ millions)
Repeat customer online revenue[3] ($ millions)
$27
$82
$141
$259
$503
$842
74%+
CAGR 2019 - 2023
84%+
CAGR 2019 - 2023
FY 2018
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023

(1) Refer to page 16 for definitions for subscribers and monthly online revenue per subscriber (2) Represents total Hims & Hers online revenue, generated by customers acquired in each respective year shown. (3) Represents total Hims & Hers online revenue, generated by customers acquired in prior years.

Margin Profile


Quarterly revenue ($ millions)
Gross margin (percentage)
74%
$101
77%
$114
79%
$145
79%
$167
80%
$191
82%
$208
83%
$227
83%
$247
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3 '23
Q4 '23

Gross margin increased by over 350 basis points year-over-year to 83% in the fourth quarter, and more than 440 basis points year-over-year to 82% in 2023. Our gross margin performance this year is a reflection of our ability to capture economies of scale and harness the power of our operational model, driven primarily by increased volume at our Affiliated Pharmacies.

GAAP Operating Expenses


General and administrative (% of revenue)
Technology and development (% of revenue)
Operations and support (% of revenue)
Marketing (% of revenue)
75%
50%
25%
0.0%
16%
5%
13%
51%
13%
5%
13%
51%
18%
6%
15%
52%
15%
6%
14%
51%
Q4 '22
Q4 '23
FY '22
FY '23

Non-GAAP Operating Expenses[1]


General and administrative (% of revenue)
Technology and development (% of revenue)
Operations and support (% of revenue)
Marketing (% of revenue)
75%
50%
25%
0.0%
11%
4%
13%
50%
8%
5%
13%
50%
13%
5%
14%
51%
10%
5%
13%
51%
Q4 '22
Q4 '23
FY '22
FY '23

(1) Please refer to page 26 for reconciliation to the corresponding US GAAP financial measure

We report four categories of operating expenses: Marketing, Operations and support, Technology and development, and General and administrative. Non-GAAP operating expenses represent GAAP expenses adjusted for stock-based compensation.

During the fourth quarter and the full year 2023, we achieved modest Marketing leverage on a GAAP basis relative to the prior year as we continued to invest in longer duration channels, while still maintaining a payback period of less than 12 months. On a GAAP basis, Marketing expenses were flat at 51% of revenue in the fourth quarter, and decreased from 52% to 51% of revenue for the full year.

On a non-GAAP basis, fourth quarter Marketing expenses were in-line with the prior year at 50% of revenue. For the full year 2023, non-GAAP Marketing expenses were also in-line with the prior year at 51% of revenue.

We saw stronger leverage dynamics in Operations and support on both a quarterly and full year basis as growth outpaced investments made to increase staffing levels in order to accommodate higher volume through our affiliated pharmacies. GAAP Operations and support expenses were flat at 13% of revenue in the fourth quarter and decreased from 15% to 14% of revenue for the full year. On a non-GAAP basis, Operations and support expenses were flat at 13% of revenue in the fourth quarter and decreased from 14% to 13% of revenue for the full year.

Technology and Development expenses during the fourth quarter and full year 2023 were largely flat as a percentage of revenue relative to the prior year. GAAP Technology and development expenses were 5% of revenue in the fourth quarter and 6% of revenue for the full year, both flat relative to the prior year. On a non-GAAP basis, Technology and development expenses increased slightly from 4% to 5% of revenue in the fourth quarter due to investments in our evolving product offering and were flat at 5% of revenue on a full year basis.

We experienced significant leverage on General and Administrative expenses during both fourth quarter and the full year as a result of solid execution and disciplined expense management. GAAP General and administrative expenses decreased from 16% to 13% of revenue in the fourth quarter and from 18% to 15% of revenue for the full year. On a non-GAAP basis, General and administrative expenses decreased from 11% to 8% of revenue in the fourth quarter and from 13% to 10% of revenue for the full year.

Net Income (loss)


GAAP Net Income (loss) ($ millions)
GAAP Net Income (loss) Margin (percentage)
(16.0%)
($16.3)
(17.3%)
($19.7)
(13.0%)
($18.8)
(6.5%)
($10.9)
(5.3%)
($10.1)
(3.4%)
($7.2)
(3.3%)
($7.6)
$1.2
0.5%
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3 '23
Q4 '23

As a result of these trends we generated GAAP net income of $1.2 million in the fourth quarter, improving significantly from the $10.9 million loss in the prior year period. Relative to the prior year, fourth quarter net income as a percent of revenue was 0.5%, an increase of 7 percentage points. On a full year basis, we incurred a net loss of $23.5 million. This improved more than $42 million relative to the prior year. Full year net income as a percent of revenue increased nearly 10 percentage points year-over-year to negative 2.7%.

As our business continues to scale, we remain committed to a disciplined and efficient approach toward growth investment. This has been crucial to our strategy thus far and has enabled us to drive meaningful expansion in Adjusted EBITDA margins over the past two years. In the fourth quarter, Adjusted EBITDA increased by $16.7 million year-over-year to $20.6 million. For the full year, Adjusted EBITDA increased by $65.3 million year-over-year to $49.5 million.


Adjusted EBITDA
Adjusted EBITDA[1] ($ millions)
Adjusted EBITDA margin[1] (percentage)
(6.0%)
($6.1)
Q1 '22
(6.6%)
($7.5)
Q2 '22
(4.2%)
($6.1)
Q3 '22
$3.9
2.3%
Q4 '22
$6.1
3.2%
Q1 '23
$10.6
5.1%
Q2 '23
$12.3
5.4%
Q3 '23
$20.6
8.3%
Q4 '23

Conference Call

Hims & Hers will host a conference call to review the fourth quarter and full year 2023 results on February 26, 2024, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That's why we're building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit investors.hims.com.

(1) This is a non-GAAP financial measure. Please refer to pages 24 - 27 for definitions and reconciliations to the corresponding U.S. GAAP financial measure.

Key Business Metrics

"**Online Revenue**" represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

"**Wholesale Revenue**" represents non-prescription product sales to retailers through wholesale purchasing agreements. Wholesale Revenue also includes non-prescription product sales to third-party platforms through consignment arrangements. In addition to being revenue generative and profitable, wholesale partnerships and consignment arrangements have the added benefit of generating brand awareness with new customers in physical and online environments.

"**Subscribers**" are customers who have one or more "Subscriptions" pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services.

"**Monthly Online Revenue per Average Subscriber**" is defined as Online Revenue divided by "Average Subscribers", which amount is then further divided by the number of months in a period. "Average Subscribers" are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

Forward-Looking Statements

This shareholder letter includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words "believes," "estimates," "anticipates," "expects," "intends," "plans," "assume," "may," "will," "likely," "potential," "projects," "predicts," "continue," "goal," "strategy," "future," "forecast," "target," "outlook," "project," or "should," or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line revenue growth and profitability and our ability to attain our medium- and long-term financial targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, and our infrastructure, and the underlying assumptions with respect to the foregoing; statements relating to events and trends relevant to us, including with respect to our financial condition, results of operations, short- and long-term business operations, objectives, strategy, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions, changes in our product or offering mix, the timing and market acceptance of any new products or offerings, the success of our business model, our market opportunity, our ability to scale our business, the growth of certain of our specialties, our ability to innovate on and expand the scope of our offerings

and experiences, our ability to reinvest into the customer experience, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations. These statements are based on management's current expectations, but actual results may differ materially due to various factors.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, the forward-looking statements contained in this letter are based on our current expectations, assumptions and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Risk Factors and other sections of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time with the Securities and Exchange Commission (the "Commission").

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The forward-looking statements contained in this letter are made only as of February 26, 2024. We undertake no obligation to update or revise any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

We include statements and information in this letter concerning our industry and the markets in which we operate, including our market opportunity, which are based on information from independent industry organizations and other third-party sources (including industry publications, surveys and forecasts). While we believe these third-party sources to be reliable as of the date of this letter, we have not independently verified any third-party information and such information is inherently imprecise.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data, unaudited)

	Dec 31	
	2023	2022
Assets		
Current assets		
Cash and cash equivalents	$96,663	$46,772
Short-term investments	124,318	132,853
Inventory	22,464	21,562
Prepaid expenses and other current assets	21,608	15,408
Total current assets	265,053	216,595
Restricted cash	856	856
Goodwill	110,881	110,881
Property, equipment, and software, net	36,143	11,199
Intangible assets, net	18,574	21,841
Operating lease right-of-use assets	9,588	4,936
Other long-term assets	91	33
Total assets	$441,186	$366,341
Liabilities and stockholders' equity		
Current liabilities		
Accounts payable	$43,070	$32,363
Accrued liabilities	28,972	12,448
Deferred revenue	7,733	1,472
Earn-out payable	7,412	–
Operating lease liabilities	1,281	1,658
Total current liabilities	88,468	47,941
Operating lease liabilities	8,667	3,649
Earn-out liabilities	–	2,975
Other long-term liabilities	22	35
Total liabilities	97,157	54,600
Commitments and contingencies		
Stockholders' equity		
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 205,104,120 and 200,051,689 shares issued and outstanding as of December 31, 2023 and 2022, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of December 31, 2023 and 2022	21	21
Additional paid-in capital	712,307	656,626
Accumulated other comprehensive loss	(124)	(277)
Accumulated deficit	(368,175)	(344,629)
Total stockholders' equity	344,029	311,741
Total liabilities and stockholders' equity	$441,186	$366,341

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data, unaudited)

	Three Months Ended Dec 31		Year Ended Dec 31	
	2023	2022	2023	2022
Revenue	$246,619	$167,203	$872,000	$526,916
Cost of Revenue	42,561	34,866	157,051	118,194
Gross profit	204,058	132,337	714,949	408,722
Gross margin %	83 %	79 %	82 %	78 %
Operating expenses:[1]				
Marketing	125,895	85,542	446,435	272,587
Operations and support	32,839	22,521	119,857	77,403
Technology and development	13,405	8,311	48,227	29,237
General and administrative	32,319	27,568	129,883	98,192
Total operating expenses	204,458	143,942	744,402	477,419
Loss from operations	(400)	(11,605)	(29,453)	(68,697)
Other income (expense):				
Change in fair value of liabilities	(19)	(942)	(1,075)	70
Other income, net	2,615	1,519	8,957	2,918
Total other income, net	2,596	577	7,882	2,988
Income (loss) before income taxes	2,196	(11,028)	(21,571)	(65,709)
(Provision) benefit for income taxes	(951)	121	(1,975)	31
Net income (loss)	1,245	(10,907)	(23,546)	(65,678)
Other comprehensive income (loss)	9	185	153	(140)
Total comprehensive income (loss)	$ 1,254	$ (10,722)	$ (23,393)	$ (65,818)
Net income (loss) per share attributable to common stockholders:				
Basic	$ 0.01	$ (0.05)	$ (0.11)	$ (0.32)
Diluted	$ 0.01	$ (0.05)	$ (0.11)	$ (0.32)
Weighted average shares outstanding:				
Basic	211,584,915	206,140,283	209,344,712	204,516,120
Diluted	221,850,856	206,140,283	209,344,712	204,516,120

(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended Dec 31		Year Ended Dec 31	
	2023	2022	2023	2022
Marketing	$1,559	$1,512	$5,477	$4,648
Operations and support	1,920	836	6,815	2,684
Technology and development	1,921	1,328	7,126	4,327
General and administrative	12,391	8,674	46,662	31,158
Total stock-based compensation expense	$17,791	$12,350	$66,080	$42,817

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Year ended Dec 31	
	2023	2022
Operating activities		
Net loss	$(23,546)	$(65,678)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:		
Depreciation and amortization	9,515	7,474
Stock-based compensation	66,080	42,817
Change in fair value of liabilities	1,075	(70)
Net (accretion) amortization on securities	(5,686)	146
Benefit for deferred taxes	(13)	(594)
Impairment of long-lived assets	429	1,127
Non-cash operating lease cost	1,922	1,605
Non-cash acquisition-related costs	2,691	837
Non-cash other	195	—
Changes in operating assets and liabilities:		
Inventory	(902)	(8,004)
Prepaid expenses and other current assets	(6,395)	(6,335)
Other long-term assets	(58)	17
Accounts payable	7,324	12,723
Accrued liabilities	16,524	909
Deferred revenue	6,261	(1,716)
Operating lease liabilities	(1,933)	(1,605)
Earn-out payable	—	(10,184)
Net cash provided by (used in) operating activities	73,483	(26,531)
Investing activities		
Purchases of investments	(157,239)	(187,700)
Maturities of investments	170,051	194,259
Proceeds from sales of investments	1,574	35,846
Investment in website and mobile application development and internal-use software	(9,272)	(4,533)
Purchases of property, equipment, and intangible assets	(17,220)	(2,714)
Deferred consideration paid for acquisitions	—	(459)
Net cash (used in) provided by investing activities	(12,106)	34,699

Condensed Consolidated Statements of Cash Flows (continued)

(In thousands, unaudited)

	Year ended Dec 31	
	2023	2022
Financing activities		
Proceeds from exercise of vested stock options	2,322	2,246
Payments for taxes related to net share settlement of equity awards	(14,096)	(3,901)
Payments for earn-out consideration for acquisitions	–	(32,650)
Proceeds from employee stock purchase plan	2,298	1,178
Repurchases of common stock	(1,999)	–
Net cash used in financing activities	(11,475)	(33,127)
Foreign currency effect on cash and cash equivalents	(11)	(53)
Increase (decrease) in cash, cash equivalents, and restricted cash	49,891	(25,012)
Cash, cash equivalents, and restricted cash at beginning of period	47,628	72,640
Cash, cash equivalents, and restricted cash at end of period	$97,519	$47,628
Reconciliation of cash, cash equivalents, and restricted cash		
Cash and cash equivalents	$96,663	$46,772
Restricted cash	856	856
Total cash, cash equivalents, and restricted cash	$97,519	$47,628
Supplemental disclosures of cash flow information		
Cash paid for taxes	$1,109	$636
Non-cash investing and financing activities		
Purchase of property and equipment included in accounts payable	$3,383	–
Right-of-use asset obtained in exchange for lease liability	6,270	1,206
Vesting of early exercised stock options	–	197

Contacts

Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger
Press@forhims.com

Appendix

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), Non-GAAP Operating Expenses (which are non-GAAP financial measures), and Free Cash Flow (which is a non-GAAP financial measure), each as defined below. We use these non-GAAP financial measures and ratio to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that, when taken together with the corresponding U.S. GAAP financial measures, they provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of these non-GAAP financial measures and ratio is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures and ratio as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. "Adjusted EBITDA" is defined as net income (loss) before stock-based compensation, depreciation and amortization, income taxes, acquisition-related costs (which includes consideration paid for employee compensation with vesting requirements incurred directly as a result of acquisitions, inclusive of revaluation of earn-out consideration recorded in general and administrative expenses), change in fair value of liabilities, impairment of long-lived assets, and interest income. "Adjusted EBITDA margin" is defined as Adjusted EBITDA divided by revenue. GAAP operating expenses consist of marketing, operations and support, technology and development, and general and administrative expenses. "Non-GAAP Operating Expenses" are defined as the respective GAAP operating expenses excluding stock-based compensation.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net loss and other U.S. GAAP results.

Net Income (Loss) to Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended Dec 31		Year Ended Dec 31	
	2023	2022	2023	2022
Revenue	$246,619	$167,203	$872,000	$526,916
Net income (loss)	1,245	(10,907)	(23,546)	(65,678)
Stock-based compensation	17,791	12,350	66,080	42,817
Depreciation and amortization	2,658	2,010	9,515	7,474
Provision (benefit) for income taxes	951	(121)	1,975	(31)
Acquisition-related costs	507	1,117	3,016	1,192
Change in fair value of liabilities	19	942	1,075	(70)
Impairment of long-lived assets	—	—	429	1,127
Interest income	(2,601)	(1,472)	(9,029)	(2,610)
Adjusted EBITDA	$20,570	$3,919	$49,515	$(15,779)
Net income (loss) as a % of revenue	1 %	(7) %	(3) %	(12) %
Adjusted EBITDA margin	8 %	2 %	6 %	(3) %

Net Income (Loss) to Adjusted EBITDA Reconciliation (Quarterly)

(In thousands, unaudited)

	Q1 '22	Q2 '22	Q3 '22	Q4 '22	Q1 '23	Q2 '23	Q3 '23	Q4 '23
Revenue	$101,314	$113,563	$144,836	$167,203	$190,770	$207,912	$226,699	$246,619
Net income (loss)	(16,252)	(19,679)	(18,840)	(10,907)	(10,067)	(7,157)	(7,567)	1,245
Stock-based compensation	8,856	10,632	10,979	12,350	14,167	16,845	17,277	17,791
Depreciation and amortization	1,741	1,821	1,902	2,010	2,117	2,377	2,363	2,658
Provision (benefit) for income taxes	94	12	(16)	(121)	386	(13)	651	951
Acquisition-related costs	116	150	(191)	1,117	646	583	1,280	507
Change in fair value of liabilities	(441)	(121)	(450)	942	295	173	588	19
Impairment of long-lived assets	—	—	1,127	—	429	—	—	—
Interest income	(175)	(356)	(607)	(1,472)	(1,913)	(2,173)	(2,342)	(2,601)
Adjusted EBITDA	$(6,061)	$(7,541)	$(6,096)	$3,919	$6,060	$10,635	$12,250	$20,570
Net income (loss) as a % of revenue	-16.0 %	-17.3 %	-13.0 %	-6.5 %	-5.3 %	-3.4 %	-3.3 %	0.5 %
Adjusted EBITDA margin	-6.0 %	-6.6 %	-4.2 %	2.3 %	3.2 %	5.1 %	5.4 %	8.3 %

GAAP Operating Expenses to Non-GAAP Operating Expenses Reconciliation

(In thousands, unaudited)

Reconciliation: GAAP to Non-GAAP Marketing Expense	Three Months Ended Dec 31		Year Ended Dec 31	
	2023	2022	2023	2022
Total GAAP Marketing Expense	$125,895	$85,542	$446,435	$272,587
Less: Stock-based compensation	(1,559)	(1,512)	(5,477)	(4,648)
Non-GAAP Marketing Expense	$124,336	$84,030	$440,958	$267,939

Reconciliation: GAAP to Non-GAAP Operations and Support Expense	2023	2022	2023	2022
Total GAAP Operations and Support Expense	$32,839	$22,521	$119,857	$77,403
Less: Stock-based compensation	(1,920)	(836)	(6,815)	(2,684)
Non-GAAP Operations and Support Expense	$30,919	$21,685	$113,042	$74,719

Reconciliation: GAAP to Non-GAAP Technology and Development Expense	2023	2022	2023	2022
Total GAAP Technology and Development Expense	$13,405	$8,311	$48,227	$29,237
Less: Stock-based compensation	(1,921)	(1,328)	(7,126)	(4,327)
Non-GAAP Technology and Development Expense	$11,484	$6,983	$41,101	$24,910

Reconciliation: GAAP to Non-GAAP General and Administrative Expense	2023	2022	2023	2022
Total GAAP General and Administrative Expense	$32,319	$27,568	$129,883	$98,192
Less: Stock-based compensation	(12,391)	(8,674)	(46,662)	(31,158)
Non-GAAP General and Administrative Expense	$19,928	$18,894	$83,221	$67,034

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. "Free Cash Flow" is defined as net cash provided by (used in) operating activities, less purchases of property, equipment, and intangible assets and investment in website and mobile application development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash provided by (used in) operating activities and other U.S. GAAP results.

Net Cash Provided By (Used In) Operating Activities to Free Cash Flow Reconciliation

(In thousands, unaudited)

	Three Months Ended Dec 31		Year Ended Dec 31	
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$21,983	$(6,719)	$73,483	$(26,531)
Less: purchases of property, equipment, and intangible assets in investing activities	(8,631)	(1,400)	(17,220)	(2,714)
Less: investment in website and mobile application development and internal-use software in investing activities	(2,567)	(1,213)	(9,272)	(4,533)
Free Cash Flow	$10,785	$(9,332)	$46,991	$(33,778)

Sources

In order of appearance:

B. Kim, S. Lee, M Jun, H. Chung, S. Oh. Perception of Hair Loss and Education Increases the Treatment Willingness in Patients With Androgenetic Alopecica: A Population-Based Study, 2018, Fig. 1B. Based on a research study with 503 patients with AGA, 92% of the patients had no past treatment.

K. Nunes, H. Labazi, and R. Webb, PubMed Central, New Insights into Hypertension-Associated Erectile Dysfunction, 2012- Guttmacher Institute, Contraceptive Use in the United States by Demographics, 2021. (Est population rounded)

American Academy of Dermatology Association website, Skin Conditions by the Numbers; available at https://www.aad.org/media/stats-numbers

Quick Facts and Statistics About Mental Health. Mental Health America. (n.d.). https://mhanational.org/mentalhealthfacts

YouGov website, Clifton Mark, 52% of the world's adults are trying to lose weight. Who are they?, 2022. Est. population calculated with Statista, Resident population of the United States by sex and age as of July 1, 2021

Adult Obesity Facts, Centers for Disease Control and Prevention, as of May 2022, availbale at https://www.cdc.gov/obesity/data/adult.html

Prevalence of Overweight, Obesity, and Severe Obesity Among Adults Aged 20 and Over: United States, 1960–1962 Through 2017–2018; by Cheryl D. Fryar, M.S.P.H., Margaret D. Carroll, M.S.P.H., and Joseph Afful, M.S., Division of Health and Nutrition Examination Surveys; December 2020; availble at https://www.cdc.gov/nchs/data/hestat/obesity-adult-17-18/overweight-obesity-adults-H.pdf

Any anxiety disorder. (n.d.). National Institute of Mental Health (NIMH); available at https://www.nimh.nih.gov/health/statistics/any-anxiety-disorder

Lee B, Wang Y, Carlson SA, et al. National, State-Level, and County-Level Prevalence Estimates of Adults Aged ≥18 Years Self-Reporting a Lifetime Diagnosis of Depression — United States, 2020. MMWR Morb Mortal Wkly Rep 2023;72:644–650.

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